                                                                  EXHIBIT 4.8




                         COMMERCIAL SECURITY AGREEMENT

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    PRINCIPAL           DATE          MATURITY       LOAN NO       CALL    COLLATERAL      ACCOUNT       OFFICER     INITIALS
  $25,000,000.00     09-11-1996      09-11-1999                                                            855
-----------------------------------------------------------------------------------------------------------------------------

 References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

--------------------------------------------------------------------------------

BORROWER/GRANTOR: SEARCH FUNDING II, INC.   LENDER: HIBERNIA NATIONAL BANK
                  (TIN: 75-2554995)                 (TIN: 72-0210640)
                  700 NORTH PEARL STREET            313 CARONDELET STREET
                  SUITE 400, L.B. 401               POST OFFICE BOX 61540
                  DALLAS, TEXAS 75201-7490          NEW ORLEANS, LOUISIANA 70161

================================================================================


THIS COMMERCIAL SECURITY AGREEMENT is entered into between SEARCH FUNDING II, INC. (referred to below as "GRANTOR"); and HIBERNIA NATIONAL BANK (referred to below as "LENDER"). For valuable consideration, Grantor hereby pledges to Lender and grants to Lender a continuing security interest in the Collateral to secure Grantor's present and future Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law or otherwise.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Louisiana Commercial Laws - Secured Transactions (La.-R.S. 10: 9-101, et seq.). All references to dollar amounts shall mean amounts in lawful money of the United States of America.

         AGREEMENT. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached or to be attached to this Commercial Security Agreement from time to time.

         COLLATERAL. The word "Collateral" means individually, collectively and interchangeably any and all of Grantor's present and future rights, title and interest in and to the following described property, wherever located, together with any and all present and future additions thereto, substitutions therefor, and replacements thereof:

                ALL CHATTEL PAPER, INSTRUMENTS, DOCUMENTS, ACCOUNTS, INVENTORY,
                     AND GENERAL INTANGIBLES

         The Collateral includes any and all of Grantor's present and future chattel paper, equipment leases, retail installment contracts, notes and chattel mortgages, notes and security agreements, instruments, documents, and all other similar obligations and indebtedness that may now and in the future be owed to or held by Grantor from whatever source arising, and all monies and proceeds payable thereunder, and all of Grantor's rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all of Grantor's present and future rights, title and interest in and with respect to the goods or other property that may give rise to or that may secure any of the foregoing, including without limitation Grantor's insurance rights with regard thereto, and any and all present and future general intangibles of Grantor in any way related or pertaining to any of the foregoing, including without limitation Grantor's account ledgers, books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto.

         The Collateral includes any and all of Grantor's present and future accounts, instruments, documents, notes, and all other similar obligations and indebtedness that may now and in the future be owed to or held by Grantor from whatever source arising, and all monies and proceeds payable thereunder, and all of Grantor's rights and remedies to collect and enforce payment and performance thereof, as well as to enforce any guaranties of the foregoing and security therefor, and all of Grantor's present and future rights, title and interest in and with respect to the goods, services, and other property that may give rise to or that may secure any of the foregoing, including without limitation Grantor's insurance rights with regard thereto, and all present and future general intangibles of Grantor in any way related or pertaining to any of the foregoing, including without limitation Grantor's account ledgers, books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto.

         The Collateral includes any and all of Grantor's present and future inventory (including consigned inventory), merchandise and other items of personal property held for sale or lease, no matter where located, of every type and description, including without limitation any and all of Grantor's present and future raw materials, components, work-in-process, finished items, packing and shipping materials, containers, items held for sale, items held for lease, items for which Grantor is lessor, goods to be furnished under contract for services, materials used or consumed in Grantor's business, whether held by Grantor or by others, and all documents of title, warehouse receipts, bills of lading, and other documents of every type covering all or any part of the foregoing, and any and all additions thereto and substitutions or replacements therefor, and all accessories, attachments, and accessions thereto, whether added now or later, and all products and proceeds derived or to be derived therefrom, including without limitation all insurance proceeds and refunds of insurance premiums, if any, and all sums that may be due from third parties who may cause damage to any of the foregoing, or from any insurer, whether due to judgment, settlement, or other process, and any and all present and future accounts, chattel paper, instruments, documents, and notes that may be derived from the sale, lease or other disposition of any of the foregoing, and any rights of Grantor to collect or enforce payment thereof, as well as to enforce any guarantees of the forgoing and security therefor, and all of Grantor's present and future general intangibles in any way related or pertaining to the ownership, operation, use, or collection of any of the foregoing, including without limitation Grantor's books, records, files, computer disks and software, and all rights that Grantor may have with regard thereto. Inventory includes inventory temporarily out of Grantor's possession or custody and all returns on accounts, chattel paper and instruments.

         The Collateral includes all general intangibles, choses in action and causes of action and all other intangible personal property and rights of Grantor of every nature and kind, now owned or hereafter acquired, including without limitation corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trade marks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, insurance proceeds, including without limitation insurance covering the lives of key employees on which Grantor is beneficiary, and any letter of credit, guaranty, claim, security interest, or other security held or granted to Grantor to secure payment of any indebtedness.

         The word "Collateral" also includes any and all present or future parts, accessories, attachments, additions, accessions, substitutions and replacements to and for the collateral. The word "Collateral" further includes any and all of Grantor's present and future rights to any proceeds derived or to be derived from the sale, lease, damage, destruction, insurance loss, expropriation and other disposition of the collateral, including without limitation, any and all of Grantor's rights to enforce collection and payment of such proceeds.

         ENCUMBRANCES. The word "Encumbrances" means individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future, may affect the Collateral or any part or parts thereof.

         EVENT OF DEFAULT. The words "Event of Default" mean individually, collectively, and interchangeably any of the Events of Default set forth below in the section titled "Events of Default."

09-11-1996                  COMMERCIAL SECURITY AGREEMENT                 PAGE 2
LOAN NO.                              (CONTINUED)
================================================================================


         GRANTOR. The word "Grantor" means individually, collectively and interchangeably SEARCH FUNDING II, INC. Any Grantor who signs this Agreement, but does not sign the Note, is signing this Agreement solely to grant a security interest as affecting Grantor's interest in the Collateral and will not be personally liable to Lender under the Note except as otherwise provided by contract or by law (e.g., personal liability under a guaranty or as a surety).

         GUARANTOR. The word "Guarantor" means and includes individually, collectively, interchangeably and without limitation, each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

         INDEBTEDNESS. The word "Indebtedness" means the indebtedness evidenced by the Note, in principal, interest, costs, expenses and attorneys' fees and all other fees and charges, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes any and all other loans, extensions of credit, obligations, debts and liabilities, plus interest thereon, of Grantor that may now and in the future be owed to or incurred in favor of Lender, as well as all claims by Lender against Grantor, whether existing now or later; whether they are voluntary or involuntary, whether related or unrelated, whether committed or purely discretionary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and attorneys' fees and all other fees and charges; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become void or otherwise unenforceable.

         LENDER.  The word "Lender" means HIBERNIA NATIONAL BANK (TIN:
         72-0210640), its successors and assigns, and any subsequent holder or holders of the Note, or any interest therein.

         NOTE. The word "Note" means the promissory note DATED SEPTEMBER 11, 1996, in the principal amount of $25,000,000.00 from Grantor to Lender, together with all substitute or replacement notes therefor, as well as all renewals, extensions, modifications, refinancings, consolidations and substitutions of and for such promissory note.

         PERMITTED LIENS. The words "Permitted Liens" mean (a) liens and security interests securing Indebtedness owed by Grantor to Lender;
         (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens securing obligations which were incurred prior to Grantor's acquisition of the property subject to such liens and security interests; (d) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent or are being contested in good faith; and
         (e) liens and security interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing.

         RELATED DOCUMENTS. The words "Related Documents" mean and include individually, collectively, interchangeably and without limitation, the Loan Agreement between Grantor and Lender dated SEPTEMBER 11, 1996, as amended or modified from time to time ("THE LOAN AGREEMENT"), and all promissory notes, credit agreements, other loan agreements, environmental agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

CONTINUING SECURITY INTEREST TO SECURE PRESENT AND FUTURE INDEBTEDNESS.
Grantor affirms that Grantor has granted a continuing security interest in the Collateral in favor of Lender to secure any and all present and future Indebtedness of Grantor in favor of Lender, as may be outstanding from time to time set forth above, in principal, interest, costs, expenses, attorneys' fees and other fees and charges, with the continuing preferences and priorities provided under applicable law. Grantor agrees that all such additional loans and Indebtedness will be secured under this Agreement without the necessity that Grantor agree or consent to such a result at the time such additional loans are made and Indebtedness incurred, without the further necessity that the note or notes evidencing such additional loans or Indebtedness refer to the fact that such notes are secured by this Agreement. Grantor further agrees Grantor may not subsequently have a change of mind and insist that any such additional loans or Indebtedness not be secured by this Agreement unless Lender specifically agrees to such a request in writing.

DURATION. This Agreement shall remain in full force and effect until such time as this Agreement and the security interests created hereby are terminated and canceled by Lender under a written cancellation instrument in favor of Grantor. Lender agrees to deliver a written cancellation instrument to Grantor, at the request of Grantor, after repayment of the Indebtedness and all obligations of Lender to Grantor, and of Grantor to Lender, have been fully performed or otherwise terminated.

DEPOSIT ACCOUNTS. As collateral security for repayment of the Indebtedness and all renewals and extensions, as well as to secure any and all other loans, notes, indebtedness and obligations that Grantor may now and in the future owe to Lender or incur in Lender's favor, whether direct or indirect, absolute or contingent, due or to become due, of any nature and kind whatsoever, Grantor is granting Lender a continuing security interest in any and all funds that Grantor may now and in the future have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Grantor is an account holder (with the exception of IRA, pension, and other tax-deferred deposits). Grantor further agrees that Lender may, after an Event of Default has occurred, apply any funds that Grantor may have on deposit with Lender or in certificates of deposit or other deposit accounts as to which Grantor is an account holder (with the exception of IRA, pension, and other tax-deferred deposits) against the unpaid balance of any of the Indebtedness; provided, however, that the Event of Default prerequisite for application authority shall not apply to any dominion account required to be maintained by Grantor under any of the Related Documents.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR. Grantor represents, warrants and covenants to Lender as follows:

         ORGANIZATION. Grantor is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Texas. Grantor has its registered office at 700 NORTH PEARL STREET, SUITE 400, L.B. 401, DALLAS, TEXAS 75201-7490. Grantor's chief executive office is located at 700 NORTH PEARL STREET, SUITE 400, L.B. 401, DALLAS, TEXAS 75201-7490. Grantor will notify Lender of any change in the location of Grantor's registered office or chief executive office.

         AUTHORIZATION. Grantor's execution, delivery and performance of this Agreement have been duly authorized, and do not conflict with, and will not result in a violation of, or constitute or give rise to any default under Grantor's Articles of Incorporation or Bylaws, or any agreement or other instrument which may be binding upon Grantor, or under any law or governmental regulation or court decree or order applicable to Grantor and/or its properties.

         PERFECTION OF SECURITY INTEREST. Grantor agrees to execute such financing statements and to take whatever other reasonable actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon reasonable request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic, facsimile, or other reproduction of any financing statement. Grantor will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the

09-11-1996                  COMMERCIAL SECURITY AGREEMENT               PAGE 3
LOAN NO.                              (CONTINUED)
================================================================================


         assumed business names of Grantor. Grantor also promptly will notify Lender of any change in Grantor's Employer Identification Number. Grantor represents and warrants to Lender that Grantor has provided Lender with Grantor's correct Employer Identification Number and that Grantor has no other Employer Identification Numbers. Grantor promptly shall notify Lender should Grantor apply for or obtain a new Employer Identification Number.

         NO VIOLATION. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

         ENFORCEABILITY OF COLLATERAL. The Collateral that comprises Eligible Paper under the Loan Agreement is enforceable in accordance with its terms, is genuine, and complies with applicable state and federal laws and regulations concerning form, content and manner of preparation and execution, and, to the best of Grantor's knowledge, all persons appearing to be obligated on the Eligible Paper have authority and capacity to contract and are in fact obligated as they appear to be on the Eligible Paper, free of any offset, compensation, deduction or counterclaim. To the extent the Collateral consists of accounts, chattel paper, instruments, or general intangibles that are not Eligible Paper under the Loan Agreement, such ineligible Collateral is enforceable in accordance with its terms, is genuine, and complies in all material respects with applicable state and federal laws and regulations concerning form, content and manner of preparation and execution, and, to the best of Grantor's knowledge, all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral, free of any offset, compensation, deduction or counterclaim. At the time any account, chattel paper, instrument or general intangible becomes subject to a security interest in favor of Lender, the account, chattel paper, instrument or general intangible shall be a good and valid account, chattel paper, instrument or general intangible representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; there shall be no setoffs or counterclaims against any such account, chattel paper, instrument or general intangible; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing. So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such accounts, chattel paper, instruments or general intangibles, except in the ordinary course of Grantor's business.

         LOCATION OF COLLATERAL RECORDS. Grantor shall keep all records concerning the Collateral at Grantor's chief executive office, or at such other locations as are acceptable to Lender.

         TRANSACTIONS INVOLVING COLLATERAL. Grantor shall not sell or otherwise transfer or dispose of any the Collateral, except for (a) inventory sold in the ordinary course of Grantor's business, (b) accounts, chattel paper and instruments collected in the ordinary course of Grantor's business, and (c) sales of Collateral under terms and conditions permitted under the Loan Agreement. As long as no Event of Default has occurred, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business, unless Lender has agreed to release the Collateral sold under the terms of the Loan Agreement. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any Encumbrance or charge, other than Permitted Liens, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender for deposit into the Dominion Account.

         RELEASE OF COLLATERAL. Grantor may apply to Lender for a release of Collateral from this Agreement in connection with a sale of Collateral by Grantor outside of the ordinary course of Grantor's business or in bulk in accordance with the terms and conditions of the Loan Agreement. Lender agrees to allow the requested release in accordance with the terms and conditions of the Loan Agreement.

         TITLE, AUTHORITY, BINDING EFFECT. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all Encumbrances except for Permitted Liens. Except for Permitted Liens, no financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor further represents and warrants that it has requisite authority to enter into this Agreement in favor of Lender and to grant to Lender the security interest in the Collateral as provided herein. Grantor additionally represents and warrants that this Agreement is binding upon Grantor as well as Grantor's heirs, successors, representatives, transferees and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties and all other representations and warranties of Grantor under this Agreement shall be continuing and shall survive the termination of this Agreement.

         COLLATERAL SCHEDULES AND LOCATIONS. As often as Lender shall require, and insofar as the Collateral consists of accounts, chattel paper, instruments and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts, chattel paper, instruments and general intangibles. Insofar as the Collateral consists of inventory, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

         REPAIRS AND MAINTENANCE. Grantor shall keep and maintain and shall cause others to keep and maintain Grantor's inventory in good order, repair and merchantable condition, subject to the discretion of Grantor using reasonable business judgment considering the value of the inventory and costs of repairs and maintenance. Grantor shall further make and/or cause all necessary repairs to be made to the Collateral, including the repair and restoration of any portion of Grantor's inventory that may be damaged, lost or destroyed, subject to the discretion of Grantor using reasonable business judgment considering the value of the inventory and costs of repairs and restoration.

         TAXES. Grantor shall promptly pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against the Collateral or against Grantor. Grantor further agrees, upon Lender's request, to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not materially jeopardized.

         COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. Grantor shall comply promptly with, and shall cause others to comply with, all laws, ordinances and regulations of all governmental authorities applicable to the production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as, in Lender's reasonable opinion, Lender's interest in any of the Collateral that is included in Eligible Paper under the Loan Agreement, is not jeopardized. Grantor shall not use the Collateral, and shall not permit others to use the Collateral, for any purpose other than those previously agreed to by Lender in writing; but in no event shall any of the Collateral be used in any manner that would damage, depreciate or diminish its value or that may result in cancellation or termination of insurance coverage. Grantor additionally agrees not to do or suffer to be done anything that may increase the risk of fire or other hazards to the Collateral.

09-11-1996                  COMMERCIAL SECURITY AGREEMENT                 PAGE 4
LOAN NO.                              (CONTINUED)
================================================================================


         HAZARDOUS SUBSTANCES. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

         ENCUMBRANCES. Grantor shall not, without the prior written consent of Lender, grant any Encumbrance that may affect the Collateral, or any part or parts thereof, nor shall Grantor permit or consent to any Encumbrance, other than a Permitted Lien, attaching to or being filed against any of the Collateral in favor of anyone other than Lender. Grantor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of Grantor's inventory, or otherwise furnish appropriate security or bond, so that no future Encumbrance, other than a Permitted Lien, may ever attach to or be filed against any Collateral. Grantor additionally agrees to obtain, upon request by Lender, and in form and substance as may then be satisfactory to Lender, appropriate waivers and/or subordinations of any lessor's liens or privileges, vendor's liens or privileges, purchase money security interests, and any other Encumbrances, other than Permitted Liens, that may affect the Collateral at any time.

         NOTICE OF ENCUMBRANCES. Grantor shall immediately notify Lender in writing upon the filing of each attachment, lien or other Encumbrance, other than Permitted Liens, involving $100,000.00 or more. Grantor additionally agrees to notify Lender immediately in writing upon the occurrence of any default, or event that with the passage of time, failure to cure, or giving of notice, might result in a default under any of Grantor's obligations that may be secured by any presently existing or future Encumbrance or that might result in an Encumbrance affecting the Collateral, other than a Permitted Lien, or should any of the Collateral be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Lender.

         BOOKS AND RECORDS. Grantor will keep proper books and records with regard to Grantor's business activities and the Collateral in which a security interest is granted hereunder, in accordance with generally accepted accounting principles, applied on a consistent basis throughout, which books and records shall at all reasonable times be open to inspection and copying by Lender or its designated agents. Lender shall also have the right to inspect Grantor's books and records, and to discuss Grantor's affairs and finances with Grantor's officers and representatives, at such reasonable times as Lender may designate.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS, CHATTEL PAPER AND INSTRUMENTS. Until an Event of Default has occurred and except as otherwise provided below with respect to accounts, chattel paper and instruments, Grantor may have possession and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral.
Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts, chattel paper and instruments. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts, chattel paper and instruments and to notify account debtors to make payments directly to Lender for deposit into the dominion account provided for in the Loan Agreement. Lender or Lender's agents may also periodically contact individual obligors and debtors to verify the amounts then owing under such obligations, to determine whether such obligors and debtors have any offsets or counterclaims against the accounts, chattel paper and instruments and/or Grantor, and to inquire about such other matters as Lender may deem necessary or desirable. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Collateral.

ADDITIONAL COVENANTS.  Grantor additionally agrees:

         NO SETTLEMENT OR COMPROMISE. Grantor will not, without the prior written consent of Lender, compromise, settle, adjust or extend payment under any of the Collateral, except in the ordinary course of Grantor's business.

         BOOKS AND RECORDS. Grantor will keep proper books and records with regard to Grantor's business activities and the Collateral, which books and records shall at all times be open to inspection and copying by Lender or its designated agent. Lender shall also have the right to inspect Grantor's books and records, and to discuss Grantor's affairs and finances with Grantor at such reasonable times as Lender may designate.

         LOCK BOX. Grantor agrees that Lender may at any time require Grantor to institute procedures whereby the proceeds and/or payments of any accounts, chattel paper and instruments subject to this Agreement shall be paid by the debtors thereof under a lock box arrangement to Lender, or to Lender's agent, or to one or more financial institutions designated by Lender. Grantor further agrees that, if no Event of Default exists under this Agreement, any and all of such funds received under such a lock box arrangement shall, at Lender's sole election and discretion, either be (a) paid and/or turned over to Grantor; (b) deposited into one or more accounts for the benefit of Grantor (which deposit accounts shall be subject to collateral assignment and pledge in favor of Lender as provided under this Agreement); (c) deposited into one or more accounts for the joint benefit of Grantor and Lender (which deposit accounts shall likewise be subject to assignment and pledge in favor of Lender as provided under this Agreement); (d) paid and/or turned over to Lender to be applied to the Indebtedness in such order and priority as Lender may determine within its sole discretion; or (e) any combination of the foregoing as Lender shall determine from time to time. Grantor further agrees that, should one or more Events of Default exist under this Agreement, any and all funds received under such a lock box arrangement shall be paid and/or turned over to Lender to be applied to principal, accrued interest, costs, expenses, attorneys' fees and other fees and charges under the Indebtedness, again in such order and priority as Lender may determine within its sole discretion.

         NOTICE TO OBLIGORS. Upon request by Lender, Grantor will immediately notify individual obligors with regard to the Collateral, advising such obligors and/or debtors of the fact that Lender has been granted a security interest in their obligations. In the event that Grantor should fail to provide such notices for any reason upon request by Lender, Grantor agrees that Lender may forward appropriate notices to such obligors and debtors, either in Lender's name or in the name of Grantor.

         ADDITIONAL DOCUMENTS. Grantor shall at any time, from time to time, one or more times, upon written request by Lender, execute and deliver such further documents and do any and all such further acts and things as Lender may reasonably request, within its sole discretion, to effect the purposes of this Agreement.

09-11-1996                  COMMERCIAL SECURITY AGREEMENT                 PAGE 5
LOAN NO.                              (CONTINUED)
================================================================================


         VERIFICATIONS. Grantor additionally agrees that Lender or Lender's agents may periodically contact individual debtors whose Notes, Instruments and Chattel Paper have been assigned and pledged hereunder in order to verify the amounts then owing under such obligations, to determine whether such debtors have any offsets or counterclaims against Grantor, and such other matters about which Lender may inquire.

         NOTIFICATION OF LENDER. Grantor will promptly deliver to Lender all written notices, and will promptly give Lender written notice of any other notices received by Grantor with respect to any matter that adversely affects the Collateral, as a whole, in a material respect, and Lender will promptly give like notice to Grantor of any such notices received by Lender or its nominee.

EXPENDITURES BY LENDER. Grantor recognizes and agrees that Lender may incur certain expenses in connection with Lender's exercise of rights under this Agreement. If not discharged or paid when due and not being contested by Grantor in good faith, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, Encumbrances and other claims, at any time levied or placed on the Collateral. After an Event of Default has occurred, Lender also may (but shall not be obligated to) pay all reasonable costs for insuring, maintaining and preserving the Collateral, including without limitation, the purchase of insurance protecting only Lender's interest in the Collateral. Lender may further take such other action or actions and incur such additional expenditures as Lender may reasonably deem to be necessary and proper to cure or rectify any actions or inactions on Grantor's part as may be required under this Agreement. Nothing under this Agreement or otherwise shall obligate Lender to take any such actions or to incur any such additional expenditures on Grantor's behalf, or as making Lender in any way responsible or liable for any loss, damage, or injury to the Collateral, to Grantor, or to any other person or persons, resulting from Lender's election not to take such actions or to incur such additional expenses. In addition, Lender's election to take any such actions or to incur such additional expenditures shall not constitute a waiver or forbearance by Lender of any Event of Default under this Agreement. All such expenditures for such purposes, to the extent reasonably incurred for reasonable amounts, will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment. All such expenditures for such purposes, to the extent reasonably incurred for reasonable amounts, shall become a part of the Indebtedness and, at Lender's option, will be payable on demand. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. The following actions or inactions or both shall constitute Events of Default under this Agreement:

         DEFAULT UNDER THIS AGREEMENT. Should Grantor violate, or fail to comply fully with any of the terms and conditions of, or default under this Agreement, and such violation or failure shall not have been remedied within fifteen (15) days after notice of such violation or failure by Lender to Grantor.

         DEFAULT UNDER RELATED DOCUMENT. Should any event of default occur under any Related Document, after expiration of any applicable cure period.

RIGHTS AND REMEDIES ON DEFAULT. After an Event of Default occurs under this Agreement, Lender shall have all the rights of a secured party under applicable law, including, without limitation, those rights available to secured creditors under the Louisiana Commercial Laws - Secured Transactions (La.-R.S. 10:9-101, et seq.). In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

         ACCELERATE INDEBTEDNESS. Lender, at its sole option, may accelerate the maturity and declare and demand immediate payment in full of any and all Indebtedness secured hereby in principal, interest, costs, expenses, attorneys' fees and other fees and charges.

         SEIZURE AND SALE OF COLLATERAL IN LOUISIANA. In the event that Lender elects to commence appropriate Louisiana foreclosure proceedings under this Agreement after an Event of Default has occurred, Lender may cause the Collateral, or any part or parts thereof, to be immediately seized wherever found, and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Grantor or placing Grantor in default, all of which are expressly waived.

         CONFESSION OF JUDGMENT. For purposes of foreclosure under Louisiana executory process procedures, Grantor confesses judgment and acknowledges to be indebted unto and in favor of Lender, up to the full amount of the Indebtedness, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. Grantor further confesses judgment and acknowledges to be indebted unto and in favor of Lender in the amount of all additional advances that Lender may make on Grantor's behalf pursuant to this Agreement, together with interest thereon, up to a maximum of two (2) times the face amount of the aforesaid Note. To the extent permitted under applicable Louisiana law, Grantor additionally waives (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three
         (3) days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

         KEEPER. Should any or all of the Collateral be seized as an incident to an action for the recognition or enforcement of this Agreement, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Grantor hereby agrees that the court issuing any such order shall, if requested by Lender, appoint Lender, or any agent designated by Lender, or any person or entity named by Lender at the time such seizure is requested, or any time thereafter, as Keeper of the Collateral as provided under La.-R.S. 9:5136, et seq. Such a Keeper shall be entitled to reasonable compensation. Grantor agrees to pay the reasonable fees of such Keeper, which are hereby fixed at $150.00 per hour, which compensation to the Keeper shall also be secured by this Agreement in the form of an additional advance as provided herein.

         DECLARATION OF FACT. Should it become necessary for Lender to foreclose under this Agreement, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La.-R.S. 9:3509.1, La.-R.S. 9:3504(D)(6) and La.-R.S. 10:9-508, as applicable.

         DELIVER COLLATERAL. This provision applies, to the extent applicable, if and when the Collateral for any reason is located outside the State of Louisiana following the occurrence of any Event of Default, or should there be a subsequent change in Louisiana law permitting such remedies. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

         PUBLIC OR PRIVATE SALE OF COLLATERAL. To the extent that any of the Collateral is then in Lender's possession, Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on

09-11-1996                  COMMERCIAL SECURITY AGREEMENT               PAGE 6
LOAN NO.                              (CONTINUED)
================================================================================


         a recognized market, Lender shall give or mail to Grantor, or any of them, notice at least ten (10) days in advance of the time and place of any public sale, or of the date after which any private sale may be made. Grantor agrees that any requirement of reasonable notice is satisfied if Lender mails notice by ordinary mail addressed to Grantor, or any of them, at the last address Grantor has given Lender in writing. If a public sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the parish or county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale. Grantor agrees that any such sale shall be conclusively deemed to be conducted in a commercially reasonable manner if it is made consistent with the standard of similar sales of collateral by commercial banks in New Orleans, Louisiana.

         APPOINT RECEIVER. This provision applies if and when the Collateral for any reason is located outside the State of Louisiana following the occurrence of any Event of Default, or should Louisiana law change or be interpreted to permit such a remedy. Lender shall have the following rights and remedies regarding the appointment of a receiver:
         (a) Lender may have a receiver appointed as a matter of right, (b) the receiver may be an employee of Lender and may serve without bond, and
         (c) all fees of the receiver and his or her attorney shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

         COLLECT AND APPLY REVENUES. Lender shall have the right, at its sole option and election, at any time, whether or not one or more Events of Default then exist under this Agreement, to directly collect and receive all proceeds and/or payments arising under or in any way accruing from the Collateral, as such amounts become due and payable. In order to permit the foregoing, Grantor unconditionally agrees to deliver to Lender, immediately following demand, any and all of Grantor's records, ledger sheets, and other documentation, in the form requested by Lender, with regard to the Collateral and any and all proceeds and/or payments applicable thereto. Lender shall have the further right, whether or not an Event of Default then exists under this Agreement, where appropriate and within Lender's sole discretion, to collect any and all proceeds and payments that may then and/or in the future be due and owing under this Agreement. Until an Event of Default has occurred and Lender has exercised the right to accelerate the maturity of any or all of the Indebtedness, all amounts so collected and received will be deposited into the dominion account provided for in the Loan Agreement. All proceeds and/or payments arising under or in any way accruing from the Collateral directly collected and received by Lender under this Agreement in excess of the amounts owed under all of the Indebtedness secured by this Agreement will be paid by Lender to Grantor by deposit into an account maintained by Grantor with Lender or as otherwise requested, in writing, by Grantor.

         ADDITIONAL EXPENSES. In the event that it should become necessary for Lender to conduct a search for any of the Collateral in connection with any foreclosure action, or should it be necessary to remove the Collateral, or any part or parts thereof, from the premises in which or on which the Collateral is then located, and/or to store and/or refurbish such Collateral, Grantor agrees to reimburse Lender for the reasonable cost of conducting such a search and/or removing and/or storing and/or refurbishing such Collateral, which additional expense shall also be secured by the lien of this Agreement.

         SPECIFIC PERFORMANCE. Lender may, in addition to the foregoing remedies, or in lieu thereof, in Lender's sole discretion, commence an appropriate action against Grantor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

         OBTAIN DEFICIENCY. Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement and any Related Document.

         OTHER RIGHTS AND REMEDIES. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Louisiana Commercial Laws - Secured Transactions (La.-R.S. 10:9-101, et seq.), at law, in equity, or otherwise.

         CUMULATIVE REMEDIES. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies. Nothing under this Agreement or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any Guarantor and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

ASSIGNMENT OF INDEBTEDNESS; TRANSFER OF COLLATERAL. Grantor hereby recognizes and agrees that Lender may assign all or any portion of the Indebtedness to one or more third party creditors subject to the terms and conditions of the Loan Agreement. Grantor additionally agrees that any and all of Grantor's other and future loans, extensions of credit, liabilities and obligations in favor of such a third party assignee will be secured by the Collateral. Grantor further agrees that Lender may transfer all or any portion of the Collateral to such a third party assignee, in which case Lender will be fully released from any and all of Lender's obligations and responsibilities to Grantor with regard to the transferred Collateral. Subject to the notice provisions of the Loan Agreement, any third party creditor to whom the Collateral is transferred will acquire all of Lender's rights and powers with respect to the transferred Collateral, with Lender retaining all powers and rights with regard to any of the Collateral which is not transferred to another party.

PROTECTION OF LENDER'S SECURITY RIGHTS. Grantor agrees to appear in and to defend all actions or proceedings purporting to affect Lender's security rights and interests granted under this Agreement. In the event that Lender elects to defend any such action or proceeding, Grantor agrees to reimburse Lender for Lender's reasonable costs associated therewith, including without limitation, Lender's attorneys' fees, which additional costs and expenses shall be secured by this Agreement.

INDEMNIFICATION OF LENDER. Grantor agrees to indemnify, to defend and to save and hold Lender harmless from any and all claims, suits, obligations, damages, losses, costs, expenses (including without limitation, Lender's reasonable attorneys' fees), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever which may be asserted against or incurred by Lender, arising out of or in any manner occasioned by this Agreement or the rights and remedies granted to Lender hereunder; provided, however, that this indemnity and hold harmless provision shall not apply to any such claims asserted against Lender by any participant, transferee, shareholder, officer, director of Lender or a subsidiary or affiliate of Lender (who is not also a shareholder, officer, director of Grantor or SEARCH CAPITAL GROUP, INC., or a subsidiary or affiliate of Grantor or SEARCH CAPITAL GROUP, INC. The foregoing indemnity provision shall survive the cancellation of this Agreement as to all matters arising or accruing prior to such cancellation, and the foregoing indemnity provision shall further survive in the event that Lender elects to exercise any of the remedies as provided under this Agreement following any Event of Default hereunder.

EXECUTION OF ADDITIONAL DOCUMENTS. Grantor agrees to execute all additional documents, instruments and agreements that Lender may deem to be reasonably necessary and proper, within its sole discretion, in form and substance satisfactory to Lender, to keep this Agreement in effect, to better reflect the true intent of this Agreement, and to consummate fully all of the transactions contemplated hereby and by any other agreement, instrument or document heretofore, now or at any time or times hereafter executed by Grantor and delivered to Lender.

09-11-1996                  COMMERCIAL SECURITY AGREEMENT                 PAGE 7
LOAN NO.                              (CONTINUED)
================================================================================


INSPECTION; AUDITS. Lender and its agents may periodically enter upon Grantor's premises at reasonable hours and inspect the Collateral. Lender and its agents may also periodically conduct audits of the Collateral and may further inspect and audit Grantor's books and records that in any way pertain to the Collateral and any part or parts thereof.

APPLICATION OF PAYMENTS. Grantor agrees that all payments and other sums and amounts received by Lender under the Indebtedness or under this Agreement, shall be applied: first, to reimburse Lender for its costs of collecting the same (including but not limited to, reimbursement of Lender's reasonable attorneys' fees); second, to the repayment of interest on all additional advances that Lender may have made on Grantor's behalf pursuant to this Agreement; third, to the payment of principal of all such additional advances; and finally, to the payment of principal and interest on the Indebtedness then outstanding, which may be applied in such order and priority as Lender may determine within its sole discretion.

TAXATION. In the event that there should be any change in law with regard to taxation of security agreements or the debts they secure, Grantor agrees to pay any taxes, assessments or charges that may be imposed upon Lender as a result of this Agreement, subject to the right of Grantor to contest imposition of such taxes, assessments or charges. Payment by Grantor to Lender of such taxes, assessments and charges shall not be due and payable as long as the imposition of same is being contested in good faith by Grantor.

EFFECT OF WAIVERS. Grantor has waived, and/or does by these presents waive, presentment for payment, protest, notice of protest, notice of nonpayment, notice of acceleration and notice of intent to accelerate under all of the Indebtedness secured by this Agreement. Grantor has further waived, and/or does by these presents waive, all pleas of division and discussion, and all similar rights with regard to the Indebtedness, and agrees that Grantor shall remain liable, together with any and all Guarantors of the Indebtedness, on a "solidary" or "joint and several" basis. Grantor further agrees that discharge or release of any party who is, may, or will be liable to Lender under any of the Indebtedness, or the release of the Collateral or any other collateral directly or indirectly securing repayment of the same, shall not have the effect of releasing or otherwise diminishing or reducing the actual or potential liability of Grantor and/or any other party or parties guaranteeing payment of the Indebtedness, who shall remain liable to Lender, and/or remain liable to Lender, and/or of releasing any Collateral or other collateral that is not expressly released by Lender. Grantor additionally agrees that Lender's acceptance of payments other than in accordance with the terms of any agreement, or agreements governing repayment of the Indebtedness, or Lender's subsequent agreement to extend or modify such repayment terms, shall likewise not have the effect of releasing Grantor, and/or any other party or parties guaranteeing payment of the Indebtedness, from their respective obligations to Lender, and/or of releasing any of the Collateral or other collateral directly or indirectly securing repayment of the Indebtedness. In addition, no course of dealing between Grantor and Lender, nor any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender under this Agreement, or under any other agreement or agreements by and between Grantor and Lender, shall have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and remedies granted to Lender shall furthermore not constitute a waiver of any of Lender's other rights and remedies, it being Grantor's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Grantor further agrees that, upon the occurrence of any Event of Default under this Agreement, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance as to one Event of Default shall not constitute a waiver or forbearance as to any other Event of Default. None of the warranties, conditions, provisions and terms contained in this Agreement or any other agreement, document, or instrument now or hereafter executed by Grantor and delivered to Lender, shall be deemed to have been waived by any act or knowledge of Lender, Lender's agents, officers or employees; but only by an instrument in writing specifying such waiver, signed by a duly authorized officer of Lender and delivered to Grantor.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

         AMENDMENTS. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

         APPLICABLE LAW. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF LOUISIANA. LENDER AND GRANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR GRANTOR AGAINST THE OTHER. EXCEPT TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER STATE IS MANDATORY, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF LOUISIANA.

         ATTORNEYS' FEES; EXPENSES. Grantor agrees to pay upon demand all of Lender's costs and expenses, including attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's attorneys' fees and legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

         CAPTION HEADINGS. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

         ENTIRE AGREEMENT. This Agreement, the Note, and the other Related Documents, embody the final, entire agreement of the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES TO THIS AGREEMENT.

         NOTICES. To give Grantor any notice required under this Agreement, Lender may hand deliver or mail such notice to Grantor at the address specified for Grantor in this Agreement, or at any other address that Grantor may have given to Lender by written notice as provided in this paragraph. To give Lender any notice under this Agreement, Grantor may hand deliver or mail such notice to Lender at the address specified in this Agreement, or at any other address that Lender may have given to Grantor by written notice as provided in this paragraph. All notices required or permitted under this Agreement must be in writing and will be considered as given on the day it is delivered by hand or deposited in the U. S. Mail in the form and to the address specified in this Agreement.

         POWER OF ATTORNEY. At all times and even though no Event of Default exists, Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; and (c) to notify postal authorities to change the address for delivery of mail addressed to Grantor to such address as Lender may designate. After an Event of Default has occurred, Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (i) to sue for all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and
         (iii) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. These powers are given as security for the Indebtedness, and the authorities hereby conferred are, and shall be irrevocable, and shall remain in full force and effect until renounced by Lender.

09-11-1996                  COMMERCIAL SECURITY AGREEMENT               PAGE 8
LOAN NO.                              (CONTINUED)
================================================================================


         SEVERABILITY. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

         SOLE DISCRETION OF LENDER. Whenever Lender's consent or approval is required under this Agreement, the decision as to whether or not to consent or approve shall be in the sole and exclusive discretion of Lender, reasonably exercised, and Lender's decision shall be final and conclusive, absent manifest error.

         SUCCESSORS AND ASSIGNS BOUND; SOLIDARY LIABILITY. Grantor's obligations and agreements under this Agreement shall be binding upon Grantor's successors, heirs, legatees, devisees, administrators, executors and assigns. In the event that there is more than one Grantor under this Agreement, all of the agreements and obligations made and/or incurred by Grantors under this Agreement shall be on a "solidary" or "joint and several" basis.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND GRANTOR AGREES TO ITS TERMS. THIS AGREEMENT IS DATED SEPTEMBER 11, 1996.

GRANTOR:
SEARCH FUNDING II, INC.



By: /s/ Robert D. Idzi
   -----------------------------------------------------
    Robert D. Idzi, Senior Executive Vice President


LENDER:
HIBERNIA NATIONAL BANK



By: /s/ Norm Winters
   -----------------------------------------------------
    Authorized Officer